UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 10, 2014

Avanir Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15803	33-0314804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Enterprise, Suite 400, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6700

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2014, the Compensation Committee of the Board of Directors of the Company approved (i) annual increases in the base salaries of those officers identified below and (ii) the payment of annual cash bonus awards for fiscal 2014 for the same officers. Salary increases were effective as of October 1, 2014, which was the start of the current fiscal year. Bonuses were awarded based on individual and overall Company performance in fiscal 2014.

Name	Title	New Salary	Bonus Payment
Keith A. Katkin	President and Chief Executive Officer	$675,000	$475,000
Rohan Palekar	Senior Vice President, Chief Commercial Officer	$404,478	$158,821
Joao Siffert, M.D.	Senior Vice President, R&D & Chief Scientific Officer	$404,613	$194,618
Christine G. Ocampo	Vice President, Chief Accounting Officer	$295,267	$84,130

The following table shows the base salaries for those officers for fiscal 2015, after giving effect to salary increases effective as of October 1, 2014.

Name	Title	Fiscal 2015 Base Salary
Keith A. Katkin	President and Chief Executive Officer	$675,000
Rohan Palekar	Senior Vice President, Chief Commercial Officer	$404,478
Joao Siffert, M.D.	Senior Vice President, R&D & Chief Scientific Officer	$404,613
Christine G. Ocampo	Vice President, Chief Accounting Officer	$295,267

The target bonuses as a percentage of base salary for those officers for fiscal 2015 are set forth in the following table:

Name	Title	Target Bonus (% of Base Salary)
Keith A. Katkin	President and Chief Executive Officer	65%
Rohan Palekar	Senior Vice President, Chief Commercial Officer	45%
Joao Siffert, M.D.	Senior Vice President, R&D & Chief Scientific Officer	45%
Christine G. Ocampo	Vice President, Chief Accounting Officer	32.5%

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2014	Avanir Pharmaceuticals, Inc.

	By:	/s/ Christine G. Ocampo
Christine G. Ocampo
Vice President, Chief Accounting Officer